U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT May 1, 2007
(DATE OF EARLIEST EVENT REPORTED):
COMMISSION FILE NUMBER: 0-50834
APOLLO DRILLING, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
73-1668122
(I.R.S. EMPLOYER IDENTIFICATION NUMBER)
3001 Knox Street, Suite 403, Dallas, Texas 75205
(214) 389-9800
(ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c) (1) Effective May 1, 2007, Mr. Jeff F. Raley was elected to the Board of Directors and serve as Chairman of the Company.
Mr. Raley is currently an attorney and partner in the Floyd Law Firm, P.C. He has served on the Oklahoma Bar Foundation Board of Trustees; has served on the Board of Directors of the Oklahoma Municipal Power Authority; and has served on the Board of Directors and held all executive offices in the Oklahoma Municipal Attorney’s Association. Previously, he has been appointed by the Oklahoma Supreme Court to serve as Judge of the Court of Appeals, Temporary Division No. 74. He served as Norman (Oklahoma) City Attorney from 1987-2004, served as Blackwell (Oklahoma) City Attorney from 1975-1987, and served as Assistant District Attorney for Kay County (Oklahoma) from 1972-1974. He is a member of the American, Oklahoma and Cleveland County Bar Associations. Mr. Raley received a Bachelor of Science degree from the University of Oklahoma in 1969 and a law degree from the Oklahoma College of Law in 1972. He is listed in the Marquis 1st addition of Who’s Who in American Law.
(c) (1) On May 1, 2007, the Board of Directors of the Company appointed Mr. Jeff Raley as Chief Executive Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: May 4, 2007	APOLLO DRILLING, INC.
	By:	/s/ Jeff F. Raley
Jeff F. Raley
Chief Executive Officer